Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Friday August 14, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary, Alberta Westsphere Asset Corporation, Inc advises that the 8K of June 30, 2009 and July 27, 2009 was misfiled under Item 2.01(Completion of acquisition or disposition of assets) and should have been filed under item 8.01 (Other events).  The proposed transaction described has not been consummated.

Further information related to matters dealt with at the shareholder meeting will be posted on the Corporations website. westsphereasset.com

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common   591,726

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    : Voting Preferred  1,417,118

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

     #12 - 3620 - 29th Street NE

     Calgary, Alberta, Canada     T1Y 5Z8